Letterhead of S. W. Hatfield, CPA

March 5, 2007

U. S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549-2001

Gentlemen:

On March 5, 2007, this Firm received a draft copy of a Form 8-K to be filed by Wuhan General Group (China), Inc. (formerly United National Film Company) (Company) (SEC File #33-25350-FW, CIK #842694) reporting an Item 4.01 - Change in Registrant’s Certifying Accountant.

We have no disagreements with the statements made in the draft Form 8-K, Item 4.01 disclosures provided to us.

Yours truly,

/s/ S. W. Hatfield, CPA

S. W. Hatfield, CPA
Dallas, Texas